Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is dated as of June 13, 2025 (the “Execution Date”), by and between NextCure, Inc., a Delaware corporation (the “Company”), and Simcere Zaiming, Inc., a Delaware corporation (the “Subscriber”). The Company and the Subscriber are sometimes referred to herein as the “Parties.”

RECITALS

A. WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and an affiliate of the Subscriber, Hainan Simcere Zaiming Pharmaceutical Co., Ltd. (“Zaiming”) are entering into that certain License Agreement, dated as of the date hereof (the “License Agreement”).

B. WHEREAS, the Subscriber desires to subscribe for 4,063,633 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and the Company desires to issue to Subscriber the Shares, all on the terms and subject to the conditions set forth herein.

C. WHEREAS, the Company and the Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

D. Concurrently with the execution of this Subscription Agreement, the Company and the Subscriber are entering into a separate registration rights agreement dated as of the date hereof (the “Registration Rights Agreement”).

All capitalized terms not defined herein shall have the meanings assigned to them in the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Subscription Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

Subscription.

(a)Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for, and the Company hereby agrees to issue to Subscriber, the Shares (such subscription and issuance, the “Subscription”).

(b)At the closing of the Subscription contemplated hereby (the “Closing”), the Subscriber shall make payment for the subscribed Shares by wire transfer of immediately available funds or by bank check in U.S. dollars in the amount of $2,000,000 (the “Subscription Proceeds”)

pursuant to the written instruction of the Company; simultaneously with the payment of such Subscription Proceeds, the Company shall cause the Shares to be delivered to the Subscriber, with the delivery of the Shares to be made through book entry confirmation from the Company’s transfer agent.

Representations and Warranties of the Company.

The Company represents and warrants as of the date hereof to the Subscriber as follows:  (i) it has the full corporate power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (ii) this Subscription Agreement has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company’s certificate of incorporation or bylaws and amendments thereto through the date hereof; and (iv) the Shares, when issued and paid for in accordance with the terms of this Subscription Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

Representations, Warranties and Acknowledgments of the Subscriber.

The Subscriber hereby represents and warrants as of the date hereof to the Company as follows:  (i) it has the full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (ii) this Subscription Agreement has been duly authorized and executed by the Subscriber and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Subscriber’s governing or organizational documents; (iv) prior to the execution of this Subscription Agreement, neither the Subscriber, nor any of its affiliates, require any consent, approval, authorization, or order of any court or governmental agency or body in connection with the Subscriber’s entry into the transactions contemplated herein except as such as may have already been obtained; (v) at the time the Subscriber was offered the Shares, it was, and at the date hereof it is, and on the date of the Closing it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act; (vi) the Subscriber is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares; (vii) the Subscriber has received and carefully reviewed each of this Subscription Agreement,  the Accredited Investor Questionnaire (as defined below and attached hereto as Exhibit A), the License Agreement and any other documents or agreements explicitly contemplated hereunder (collectively, the “Transaction Documents”) and understand the information contained therein, prior to the execution of this Subscription Agreement; (viii) the Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company’s officers and any other persons authorized by the Company to answer such questions, concerning, among other related matters, the Shares, the Transaction Documents and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered by the Company to the  satisfaction of the Subscriber; (ix) the Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription or the transactions contemplated hereby; (x)  the Subscriber is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Subscriber has relied on the advice of, or has consulted with, only its own advisors; (xi) the Subscriber is satisfied that it has received adequate information with respect to all matters which it considers material to its decision to make an investment in the Shares; and (xii) except as set forth below, the Subscriber is not a, and it has no direct or indirect affiliation or association with any, member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA Rules) as of the date hereof.

The Subscriber hereby also represents and warrants as of the date hereof to the Company that, other than the transactions contemplated hereunder, the Subscriber has not, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any transactions in securities of the Company, including “short sales” (“Short Sales”) as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the period commencing from the time that the Subscriber first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”).  The Subscriber has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Covenants of the Company.

(a)Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Global Select Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Securities Act, Exchange Act, SEC and Nasdaq.
(b)Stockholder Approval. If approval is required by the applicable rules and regulations of the Nasdaq Global Select Market (or any successor entity) from the stockholders of the Company, including, but not limited to the issuance of all of the Shares (such approval, the “Stockholder Approval”), then the Company shall hold an annual or special meeting of stockholders as soon as practicable following the Execution Date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company covenants and agrees that it will submit the proposal for approval of the Company’s stockholders at least semi-annually until such approval is obtained.

(c)Registration of the Shares. As promptly as practical and no later than thirty (30) days after the Closing Date (as defined below), the Company shall file with the SEC the registration statement in connection with the registration under the Securities Act of the Shares in accordance with the Registration Rights Agreement and shall use its reasonable best efforts to cause the registration statement to clear comments from the SEC and become effective.

Covenants of the Subscriber.

(c)Covenant of the Subscriber Regarding Confidentiality.  The Subscriber hereby covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by the Company through a press release and/or Current Report on Form 8-K, the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
(d)Accredited Investor Questionnaire.  Prior to the Closing, the Subscriber shall have executed, truthfully completed and delivered to the Company an Accredited Subscriber Questionnaire substantially in the form of Exhibit A hereto (the “Accredited Investor Questionnaire”).

(e)“Lock-up” Agreement. The Subscriber hereby covenants that it will enter into a lock-up agreement which will have substantively the same terms, including period of time, as (i) any market stand-off and (ii) the lock-up agreements to be entered into by the Company and its directors and officers in connection with any Company fundraising transaction  executed on or before December 31, 2025 if so requested or recommended by the underwriters, placement agents or financial advisors in such Company fundraising transaction. The lock-up period for the Subscriber shall be 3 months commencing on the effective date of the registration statement covering the Shares (the “Lock-up Period”), provided, that such Lock-up Period shall not be longer than the lock-up period imposed on the directors, officers or the Company.
(f)Transfer Restrictions.
(i)	Compliance with Laws. In addition to other restrictions set forth in this Section 5, the Subscriber covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, or (iii) pursuant to Rule 144 (provided that the Subscriber provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement by executing a joinder agreement to each of the same, and shall have the rights of the Subscriber under this Subscription Agreement with respect to such transferred Shares upon such execution.
(ii)	Legends. Book entry confirmations evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required, as reasonably determined by the Company:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Closing Date and Pre-Closing Conditions.

(g)The Closing shall occur on the third (3rd) Business Day following the date on which Zaiming receives the First Payment in accordance with the Section 6.1(a) of the License Agreement (the “Closing Date”). For purposes of this Subscription Agreement, “Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close. The Closing shall not occur unless and until all of the following conditions are satisfied:

The Company’s Common Stock is listed and trading on the Nasdaq Global Select Market and, except as has been publicly disclosed by Company with respect to the minimum bid price requirement of Nasdaq Rule 5810, the Company is in compliance in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Securities Act, Exchange Act, SEC and Nasdaq; and

The Company has paid in full the First Payment in accordance with the Section 6.1(a) of the License Agreement, and the receipt of such payment has been confirmed in writing by Zaiming on or after the date of actual receipt.

Termination.

(a)The Subscriber may terminate this Subscription Agreement by written notice to the Company if:

(i)the Company’s Common Stock has been delisted from Nasdaq and is no longer traded on any other publicly traded stock market;

(ii)the License Agreement is terminated;

(iii)the Shares have not been registered pursuant to an effective registration statement within nine (9) months following the Execution Date; or

(iv)any law or order enacted, issued or enforced by any governmental authority that prevents or prohibits consummation of the transactions contemplated hereby.

(b)In the event that the Subscription Agreement is terminated but the License Agreement remains in full force and effect, the respective rights and obligations of the Parties shall be governed by the terms set forth in the License Agreement.

(c)To the extent applicable, termination of this Subscription Agreement shall not affect any rights or liabilities that have accrued to either Party as of the effective date of termination. If this Subscription Agreement is terminated pursuant to Section 7(a)(iii) above, the Subscriber shall be entitled to demand that the Company repurchase such Shares at a repurchase price equal to the Subscription Proceeds that Subscriber paid for the Shares.

Miscellaneous.

(h)This Subscription Agreement constitutes the entire understanding and agreement among the parties with respect to its subject matter, other than the Registration Rights Agreement and the applicable provisions of the License Agreement explicitly referenced herein, there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement.
(i)This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that the parties need not sign the same counterpart.  Execution may be made by delivery by facsimile or by e-mail delivery of a “.pdf” format data file.
(j)The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier or sent via facsimile or by e-mail delivery and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

If to the Company:NextCure, Inc.

9000 Virginia Manor Rd. Suite 200

Beltsville, MD 20705

Attn: CEO

With a copy to (which shall not constitute notice):

Sidley Austin LLP

2860 Quarry Lake Dr.

Suite 301 Baltimore, MD 21209

Attn: Asher Rubin

If to the Subscriber:  Simcere Zaiming, Inc.

20 Acorn Park Drive, Suite 200

Cambridge, MA 02140

Attn: CEO

With a copy to (which shall not constitute notice):

Jun He Law Offices LLC

Suite 1919, 630 Fifth Avenue

New York, NY 10111

Attn: Lan Lou, Esq.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

No provision of this Subscription Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Subscriber or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Subscription Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

NEXTCURE, INC.

By:	_/s/ Michael Richman__ Name: Michael Richman Title: President & CEO

Date: June 13, 2025

SUBSCRIBER: SIMCERE ZAIMING, INC.

Signature of Subscriber: /s/Tang Renhong
By:
Name:Renhong Tang
Title:CEO of Hainan Simcere Zaiming Pharmaceutical Co., Ltd. (“Zaiming”)

Date: June 13, 2025

EXHIBIT A